Exhibit 99.1

Ouster Announces Departure of Chief Financial Officer and Reaffirms Q4 Revenue Guidance

Company expects Q4 2024 revenue to be within the guidance range of $29 million to $31 million

SAN FRANCISCO, CA – [January 17, 2025 at 7:30 AM ET] – Ouster, Inc. (Nasdaq: OUST) (“Ouster” or the “Company”), a leading global provider of high-performance lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries, announced today the departure of its Chief Financial Officer, Mark Weinswig, effective January 31, 2025, to pursue a new career opportunity. Mr. Weinswig will assist the Company to ensure a successful transition of responsibilities prior to his departure. Mr. Weinswig’s resignation is not a result of any disagreement related to the Company’s operations, policies or practices, including any accounting principles and practices, or related to any financial statements or disclosures.

Ouster’s Board of Directors appointed Chen Geng, Ouster’s Vice President of Strategic Finance and Treasurer, to serve as Interim Chief Financial Officer, effective January 31, 2025. Mr. Geng joined Ouster in 2021 and during his tenure has been instrumental in the Company’s financial and business functions, including strategic planning, financings, mergers and acquisitions, treasury, preparation of periodic reports filed with the Securities and Exchange Commission, and investor relations.

“On behalf of our employees and Board of Directors, I want to thank Mark for his leadership and contributions to the financial management and strategic direction of the Company. We wish him much success in his future endeavors,” said Ouster CEO Angus Pacala.

“It has been a privilege to serve on Ouster’s leadership team and I am proud of our accomplishments,” said Mr. Weinswig. “I have full confidence in Ouster’s future and am excited to watch the Company continue to innovate and empower industries with high-performance, reliable, and accessible 3D sensing solutions.”

Ouster has already begun its search to identify a permanent Chief Financial Officer.

Preliminary Fourth Quarter 2024 Revenue Results

Ouster expects revenue for the fourth quarter of 2024 to be within the previously announced guidance range of $29 million to $31 million provided on November 7, 2024 based on preliminary results.

Preliminary revenue results are based on the Company’s current expectations and may be adjusted as a result of, among other things, the completion of customary financial closing procedures.

Fourth Quarter 2024 Earnings Call

The Company expects to report Q4 2024 earnings results in March 2025.

About Ouster

Ouster (Nasdaq: OUST) is a leading global provider of high-resolution scanning and solid-state lidar sensors and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, and Asia-Pacific. For more information about our products, visit www.ouster.com, contact our sales team, or connect with us on X or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than statements of historical fact, including statements regarding Ouster’s revenue guidance for the fourth quarter of 2024; the transition of the Chief Financial Officer role; the timing of Ouster’s fourth quarter earnings call all constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to the completion of Ouster’s financial closing procedures; Ouster’s ability to recruit and retain key personnel and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

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